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                                                                       Exhibit E

                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

               First Amendment to Registration Rights Agreement dated as of this 4th day of February, 1999 (the "Amendment"), by and between Foreland Corporation, a Nevada corporation ("Foreland") and Energy Income Fund, L.P., a Delaware limited partnership ("EIF") to that certain Registration Rights Agreement between Foreland and EIF dated as of August 10, 1998 (the "Registration Rights Agreement").

               WHEREAS, pursuant to the Financing Agreement dated January 6, 1998, by and among Foreland and certain other borrowers (collectively, the "Borrowers") and EIF, as amended by that First Amendment to Financing Agreement dated as of August 10, 1998 and that Second Amendment to Financing Agreement (the "Second Amendment") dated as of even date herewith (as amended, the "Financing Agreement"), EIF agreed to make loans to Borrowers for the purposes and subject to the terms and conditions set forth therein;

               WHEREAS, pursuant to the Second Amendment, EIF has agreed to defer principal payments and advance additional funds under the Financing Agreement in exchange for, among other consideration, 250,000 shares of Common Stock of Foreland (the "EIF Shares"), issued pursuant to that certain Common Stock Issuance Agreement made between EIF and Foreland dated as of the same date herewith and restricted from resale for one year as described in the Common Stock Issuance Agreement;

               WHEREAS, in connection with the issuance of the EIF Shares, Foreland and EIF have agreed to amend the Registration Rights Agreement on the terms and conditions set forth herein to, among other things, include registration rights related to the EIF Shares;

               NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EIF and Foreland agree as follows:

               1.     Amendments to the Registration Rights Agreement:

                      a. Section 1 of the Registration Rights Agreement is amended by deleting it and replacing it with the following:

1. For purposes of the Shelf Registration under Sections 2 and 2A hereof, the term "Registrable Securities" means the shares of the Company's Common Stock issued to EIF, including but not limited to the EIF Shares on and after the first anniversary of the date of the Common Stock Issuance Agreement and those shares issuable or issued upon conversion of the Series 1998 Preferred Stock, together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, except that shares that have been resold in a public transaction shall not constitute "Registrable Securities" for purposes of a Shelf Registration under Sections 2 or 2A hereof. The number of "Registrable Securities then



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outstanding" shall be determined by the number of shares of Registrable
Securities at the time of such determination.

               For purposes of a Piggyback Registration under Section 3 hereof or a Demand Registration under Section 4 hereof, "Registrable Securities" shall have the meaning set forth above except that EIF Shares and shares of Common Stock obtainable on conversion of the Preferred Stock (in whole or in part) shall also not constitute Registrable Securities for purposes of a Piggyback Registration under Section 3 hereof or a Demand Registration under Section 4 hereof if those shares of Common Stock may be resold without delay and without limitation in volume or manner of sale in a public transaction without registration under the Act, including without limitation pursuant to Rule 144 under the Act.

                      b. Subsections (a) and (b) of Section 2 of the Registration Rights Agreement are amended by deleting them and replacing them with the following:

2. Shelf Registration. (a) At any time but no later in any event than within 2 months of the date of the First Amendment to the Registration Rights Agreement, Foreland shall have filed a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at Foreland's discretion but subject to the reasonable approval of EIF), covering the resale of all shares of Registrable Securities then outstanding including an indeterminable number of shares of Common Stock as required to effect conversion of certain of the Registrable Securities (the "Shelf Registration").

               (b) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until the distribution described in the Registration Statement is completed or until all shares to be registered thereunder may be resold in a public transaction without registration pursuant to Rule 144(k) of the 1933 Act. Foreland shall use its best efforts to have the Registration Statement declared effective within three (3) months of the date of the First Amendment to the Registration Rights Agreement (the "Shelf Date").

                      c. Section 2A is added following Section 2 of the Registration Rights Agreement:

2A.                 Shelf Registration of the EIF Shares. (a) At any time but no later in any event than within 14 months of the date of the First Amendment to the Registration Rights Agreement, Foreland shall have filed a registration statement (the "Second Registration Statement") on Form S-3 (or other suitable form, at Foreland's discretion but subject to the reasonable approval of EIF), covering the resale of all shares of EIF Shares that are Registrable Securities (the "Registrable EIF Shares") then outstanding (the "Second Shelf Registration").

               (b) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until the distribution described in the Second Registration Statement is completed or until all shares to be registered thereunder may be resold in a public transaction without registration pursuant to Rule 144(k) of the 1933 Act.

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Foreland shall use its best efforts to have the Second Registration Statement declared effective within 15 months of the date of the First Amendment to the Registration Rights Agreement (the "Second Shelf Date").

               (c) If the Second Registration Statement is not declared effective by the Second Shelf Date, the Company must continue to use its best efforts to obtain a declaration of effectiveness and shall pay EIF an amount equal to two percent (2%) per month of the closing trading price of the EIF Shares as of the Second Shelf Date, compounded monthly and accruing daily, until the Second Registration Statement or a registration statement filed pursuant to
Section 3 or Section 4 in relation to the Registrable EIF Shares is declared effective, payable in common stock, which common stock shall also be deemed "Registrable EIF Shares" for the purpose of this Agreement. The accrual amount payable will be tolled for any periods occasioned by a delay of the Second Registration Statement under Section 4 as a result of the choice of EIF to have such Registration Statement underwritten.

                      d. Section 3 of the Registration Rights Agreement is amended by deleting it and replacing it with the following: "Piggyback Registration Rights. If, at any time, Foreland proposes to file a registration statement for the public sale of any shares of the Common Stock of Foreland, any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, or any securities or other rights convertible into Common Stock, or entitled to receive Common Stock, or any other equity security entitled to participate with the Common Stock in the earnings or assets of Foreland under the Securities Act of 1933, as amended (the "1933 Act") (other than a registration statement provided for in Sections 2 or 4 hereof) Foreland shall, not later than thirty (30) days prior to the initial filing of the registration statement, deliver notice of its intent to file such registration statement to EIF, setting forth the minimum and maximum proposed offering price, commissions, and discounts in connection with the offering, and other relevant information. Within twenty (20) days after receipt of notice of Foreland's intent to file a registration statement, EIF shall be entitled to request that any Registrable Securities owned by EIF or its assigns ("EIF Registrable Securities") be included in such registration statement, and Foreland will use its best efforts to cause the EIF Registrable Securities to be included in the offering covered by such registration statement (a "Piggyback Registration").

                      e. Section 4 of the Registration Rights Agreement is amended by deleting it and replacing it with the following: "Demand Registration Rights. (a) At any time, EIF shall be entitled to request that any EIF Registrable Securities be registered under the 1933 Act if Foreland is already subject to, or becomes subject to, periodic reporting requirements under the regulations of the United States Securities and Exchange Commission. As soon as practicable after receipt by Foreland of a written request for registration, Foreland shall file, and use its best efforts to cause to become effective, an appropriate registration statement under the 1933 Act covering the EIF Registrable Securities, provided that in the opinion of Foreland's counsel, no events preclude such registration. EIF shall have the right to demand registration once EIF pursuant to this Section 4; provided however, that, the right shall not be deemed exhausted unless the registration statement covering so much of the EIF Registrable Securities as EIF and its assigns wish to sell pursuant to the registration statement becomes effective; provided

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further however, that, if the right is exhausted once prior to the date upon which the EIF Shares are no longer Restricted, EIF shall be entitled to make an additional request for registration pursuant to this Section in relation to Registrable EIF Shares that are outstanding at the time of such request.

               2. Pursuant to Section 2 of the Registration Rights Agreement, Foreland was required to file a "shelf" registration statement covering the resale of all shares of Registrable Securities then outstanding by October 10, 1998 and to use its best efforts to have such registration statement declared effective by November 10, 1998. In the event the registration statement was not declared effective by November 10, 1998, Section 2(c) of the Registration Rights Agreement required that Foreland pay certain penalties to EIF. Foreland filed this shelf registration statement on December 21, 1998, more than two months after filing was required under the Agreement. Foreland has requested, and EIF agrees that EIF shall forbear on penalties against Foreland under Section 2(c) of the Registration Rights Agreement that have accrued as of the date of this Amendment; provided however that, nothing contained in this Amendment shall limit EIF's rights to such penalties in the event that any further violations of
Section 2(c) or any violations of Section 2A(c) occur. Foreland acknowledges that, subject to the forbearance set forth in the preceding sentence, EIF has not waived any of its rights or any remedies available to it under the Registration Rights Agreement. Foreland hereby expressly acknowledges that any failure by EIF to enforce its rights under the Registration Rights Agreement in the past does not entitle Foreland to any such forbearance under any section of the Registration Rights Agreement in the future.

               3. EIF and Foreland hereby represent and warrant that the representations and warranties made by each of them, respectively, in the Registration Rights Agreement, including but not limited to the representations and warranties contained in Sections 2, 7 and 8 of the Registration Rights Agreement, are true and correct as of the date of this Amendment.

               4. All capitalized terms used herein shall have the meanings ascribed to them in the Registration Rights Agreement unless expressly defined otherwise in this Amendment.

               5. THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

               6. Except as expressly amended hereby, the Registration Rights Agreement remains in full force and effect. Any references to the Registration Rights Agreement in the Loan Documents (as defined in the Financing Agreement) shall refer to the Registration Rights Agreement as amended hereby.

               7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each complete set of which, when so executed by the parties, constitutes an original but all such counterparts together constituting but one and the same instrument.


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               IN WITNESS WHEREOF, the undersigned, by each of their respective duly authorized officers or representatives, have set their hands hereto as of the 4th day of February, 1999.


                                            FORELAND CORPORATION


                                            By:  /s/ N. THOMAS STEELE
                                               ---------------------------------
                                                   N. Thomas Steele
                                                   President



                                            ENERGY INCOME FUND, L.P.

                                            By:    EIF General Partner, L.L.C.,
                                                   its General Partner


                                                   By: /s/ ROBERT D. GERSHEN
                                                      --------------------------
                                                         Robert D. Gershen
                                                         A Managing Director




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